Exhibit 99.1

Joint Filer Information

Date of Event Requiring Statement:	January 25, 2006

Issuer Name and Ticker or Trading Symbol:	Hungarian Telephone and Cable Corp.
(HTC)

Designated Filer:	Blackstone LR Associates (Cayman) IV Ltd.

Other Joint Filers:	Blackstone Capital Partners (Cayman) IV L.P.
Blackstone Capital Partners (Cayman) IV-A L.P.
Blackstone Family Investment Partnership (Cayman) IV-A L.P.
Blackstone Participation Partnership (Cayman) IV L.P.
Blackstone Management Associates (Cayman) IV L.P.

Addresses:	The principal business address of the Joint Filers above is c/o The Blackstone Group, 345 Park Avenue, New York, NY 10154, U.S.

Signatures:

Blackstone Capital Partners (Cayman) IV L.P.
By Blackstone Management Associates (Cayman) IV L.P., its general partner
By Blackstone LR Associates (Cayman) IV Ltd., its general partner

By:	/s/ Robert L. Friedman
Name: Robert L. Friedman
Title: Director

Blackstone Capital Partners (Cayman) IV-A L.P.
By Blackstone Management Associates (Cayman) IV L.P., its general partner
By Blackstone LR Associates (Cayman) IV Ltd., its general partner

By:	/s/ Robert L. Friedman
Name: Robert L. Friedman
Title: Director

Blackstone Family Investment Partnership (Cayman) IV-A L.P.
By Blackstone Management Associates (Cayman) IV L.P., its general partner
By Blackstone LR Associates (Cayman) IV Ltd., its general partner

By:	/s/ Robert L. Friedman
Name: Robert L. Friedman
Title: Director

Blackstone Participation Partnership (Cayman) IV L.P.
By Blackstone Management Associates (Cayman) IV L.P., its general partner
By Blackstone LR Associates (Cayman) IV Ltd., its general partner

By:	/s/ Robert L. Friedman
Name: Robert L. Friedman
Title: Director

Blackstone Management Associates (Cayman) IV L.P.
By Blackstone LR Associates (Cayman) IV Ltd., its general partner

By:	/s/ Robert L. Friedman
Name: Robert L. Friedman
Title: Director

Blackstone LR Associates (Cayman) IV Ltd.

By:	/s/ Robert L. Friedman
Name: Robert L. Friedman
Title: Director